Exhibit 10.3

CERTAIN INFORMATION OF THIS DOCUMENT HAS BEEN REDACTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***].”

PRECEDENT AGREEMENT

FOR NATURAL GAS TRANSPORTATION SERVICE

FOR VALLEY CROSSING PIPELINE

This Precedent Agreement for Natural Gas Transportation Service (“Precedent Agreement”) is made and entered into effective as of this 2nd day of March, 2020 (the “Effective Date”), by and between Rio Grande LNG Gas Supply LLC, a Texas limited liability company having its principal office at 1000 Louisiana Street, 39th Floor, Houston, Texas, 77002 (“Customer”), and Valley Crossing Pipeline, LLC, a Delaware limited liability company with offices at 5400 Westheimer Court, Houston, Texas 77056 (“Transporter”). Customer and Transporter are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Affiliates of Customer are developing a natural gas liquefaction and export facility for the production and delivery of liquefied natural gas to be located at the Port of Brownsville, Texas, near a parcel of land having an address of 48326 Highway 48, Port Isabel, Texas 78587 (such facility, the “RGLNG Facility”);

WHEREAS, Transporter and Customer intend to enter into, or cause an Affiliate to enter into, an interconnection agreement (the “Interconnection Agreement”) in order to allow Customer or its Affiliate to connect certain facilities to be constructed by or on behalf of Customer or its Affiliate to Transporter’s Brownsville Pipeline (as defined in the General Terms & Conditions applicable to the Intrastate Header TSA and Intrastate Pipeline TSA (as amended from time to time by Transporter, the “GTs&Cs”)), as further set forth herein;

WHEREAS, Transporter and Customer further intend to enter into two separate but related interruptible transportation service agreements for (1) intrastate natural gas transportation service on Transporter’s Nueces Header (as defined in the GTs&Cs) connected to the Brownsville Pipeline (the “Intrastate Header TSA”) and on the Brownsville Pipeline (the “Intrastate Pipeline TSA” and, together with the Intrastate Header TSA, the “Intrastate TSAs”) and (2) Natural Gas Policy Act (“NGPA”) Section 311 interstate natural gas transportation service on Transporter’s Nueces Header (the “311 Header TSA”) and the Brownsville Pipeline (the “311 Pipeline TSA”; together with the Intrastate Header TSA, the Intrastate Pipeline TSA, and the 311 Header TSA, the “TSAs” and each individually a “TSA”), pursuant to which Transporter will provide interruptible transportation service on Transporter’s system from certain receipt point(s) on Transporter’s Nueces Header (each a “Receipt Point”) to a proposed delivery point specified and further defined in the Interconnection Agreement (the “Delivery Point”), as further set forth herein; and

WHEREAS, simultaneously with the execution of this Precedent Agreement, Customer has executed a precedent agreement for natural gas transportation service with an Affiliate of Transporter to provide Customer with firm transportation service from such Affiliate’s Rio Bravo Pipeline (the “RBPL PA”). The terms “Increment”, “Commissioning Start Date”, “Commissioning Period”, “Proposed CSD”, and “Required Completion Date” when used in this Agreement shall have the meanings ascribed to them in the RBPL PA;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Customer and Transporter agree as follows:

1.	Transporter and Customer Obligations.

1.1     Promptly after the Effective Date, but in no event more than [***] thereafter, the Parties shall enter into, or shall cause their respective Affiliates to enter into an Interconnection Agreement consistent with prudent industry practices and this Section 1.1. “Affiliates” shall mean, with respect to an entity, any entity that controls, is controlled by, or is under common control with, the relevant Party, with control meaning that an entity, directly or indirectly, has more than fifty percent (50%) of the voting rights in such entity, or otherwise has the ability to manage the operations of such entity. The Parties hereby agree that, pursuant to the Interconnection Agreement:

(a)     Transporter (or an Affiliate of Transporter that is party to the Interconnection Agreement) shall, at its sole cost and expense, construct, install, own, operate, and maintain tap, riser and valve facilities (the “Transporter Facilities”), which shall connect to the Customer Facilities (as defined below);

(b)     The maximum daily quantity of gas that the Transporter Facilities shall be required to deliver on an interruptible basis shall be [***] per day (“Dth/d”);

(c)     Customer (or an Affiliate of Customer that is party to the Interconnection Agreement) shall, at its sole cost and expense, construct, install, own, operate, and maintain a custody transfer meter and such other facilities as necessary in order to receive gas from the Transporter Facilities (collectively, the “Customer Facilities”);

(d)     The Customer Facilities shall be capable of receiving at least [***] Dth/d of gas;

(e)     The Parties shall have such other rights and responsibilities as are customary in interconnection agreements between intrastate natural gas pipeline facilities of similar size in the state of Texas.

1.2     Customer shall be solely responsible for securing the supply of gas to be transported on the Nueces Header and Brownsville Pipeline pursuant to the TSAs.

1.3     Promptly after the Effective Date, but in no event more than [***] thereafter, Transporter shall provide Customer an illustrative form of TSAs, which will be consistent with prudent industry practices. No later than [***] prior to the Requested In-Service Date (with respect to the first Increment) or the Requested Increment ISD (with respect to any Increment other than the first Increment), the Parties shall enter into a TSA for each such Increment, pursuant to which:

(a)     Transporter shall provide interruptible transportation service for up to [***] Dth/d of gas (exclusive of fuel and LAUF) from certain Receipt Points to the Delivery Point pursuant to such terms and conditions as set forth in the applicable TSA, the Statement of Operating Conditions for NGPA Section 311 interstate natural gas transportation service (as amended from time to time by Transporter, the “SOCs”) filed with the Federal Energy Regulatory Commission applicable to the 311 Header TSA and 311 Pipeline TSA, and the GTs&Cs;

(b)     The TSA for the first Increment shall have a term commencing on the In-Service Date and extending until the last day of the Commissioning Period for such first Increment, and the TSA for each Increment other than the first Increment shall have a term commencing on the Requested Increment ISD for such Increment and extending until the the last date of the Commissioning Period for such Increment;

(c)     The commodity charge in the TSAs will equal the Reservation Rate applicable to the Increment, as defined and set forth in the RBPL PA;

(d)     Until the Commissioning Start Date for a given Increment, for each Day during the term of the Intrastate TSAs, Customer shall pay Transporter an amount equal to the Reservation Rate applicable to the Increment (as such terms are defined in the RBPL PA) designed to serve the liquefaction train undergoing commissioning at the RGLNG Facility multiplied by [***].

1.4     Subject to Section 6 hereof, each Party agrees, on an ongoing basis, to provide such additional data and information to the other Party as such other Party may reasonably require in order to commence any engineering, design, or other preparations as such other Party deems appropriate in order to construct the Transporter Facilities or Customer Facilities, as applicable.

2.

Notices and Commencement of Service. Within [***] following the date Customer or Customer’s Affiliate issues to its EPC contractor a full notice to proceed with construction activities for the RGLNG Facility (“FNTP”), Customer shall provide written notice to Transporter of such FNTP (the “VCP Notice”) and shall include in the VCP Notice the estimated date by which Customer anticipates being ready to receive gas at the Customer Facilities (the “Requested In-Service Date”). Transporter shall have the right, in its sole discretion, to proceed with the installation of the Transporter Facilities at any time following receipt of the VCP Notice, provided always that the Transporter Facilities are available to deliver gas to the Customer Facilities no later than the later of (i) [***] after Transporter’s receipt of the VCP Notice, and (ii) the date that is [***] prior to the Required Completion Date. [***]. Following the In-Service Date, no later than [***] prior to the Proposed CSD for a given Increment other than the first Increment, Customer shall provide written notice to Transporter of the estimated date by which Customer anticipates requiring gas from Transporter for the train attributable to such Increment (“Requested Increment ISD”), which estimated date shall be no later than the date that is [***] after the Required Completion Date for such Increment. In all cases, Customer shall not have the right to issue such notice or a VCP Notice in relation to any Increment after [***].

3.

Project Design and Approvals. From and after the Effective Date until termination of this Precedent Agreement, and notwithstanding whether Customer has issued FNTP or delivered the VCP Notice, each Party shall have the right to proceed with efforts it determines, in its sole discretion, are necessary or appropriate to obtain from all governmental and regulatory authorities having competent jurisdiction over the Transporter Facilities or Customer Facilities (as applicable to Transporter and Customer, respectively) the authorizations, approvals, permits, waivers and/or exemptions necessary to design, engineer, construct, and install such facilities and acquire materials, supplies, properties, rights-of-way, and any other preparations necessary to construct such facilities that will be subject to the Interconnect Agreement or, in the case of Transporter, to provide the contemplated transportation service that will be subject to the TSAs.

4.	Termination.

4.1     Customer Termination. If (i) [***] or (ii) Customer fails to deliver the VCP Notice on or before December 31, 2023, Customer may thereafter terminate this Precedent Agreement in full by providing written notice of termination to Transporter, which termination shall be effective [***] following such notice. Notwithstanding the foregoing, if the conditions giving rise to termination under this Section 4.1 are cured prior to the effective date of the noticed termination, then such termination will not be effective.

4.2     Transporter Termination. If (i) [***] or (ii) Customer fails to deliver the VCP Notice on or before December 31, 2023, Transporter may thereafter terminate this Precedent Agreement (and any TSA executed as of such time) in full by providing written notice of termination to Customer, which termination shall be effective [***] following such notice. Notwithstanding the foregoing, if the conditions giving rise to termination under this Section 4.2 are cured prior to the effective date of the noticed termination, then such termination will not be effective.

4.3    Termination on the Effectiveness of the TSAs. This Precedent Agreement shall be effective as of the date first written above and, unless terminated earlier pursuant to the provisions of this Precedent Agreement, shall terminate upon the later of the effectiveness of the Interconnect Agreement and the effectiveness of a TSA. Thereafter, the Parties’ rights and obligations related to the matters set forth herein shall be determined pursuant to the terms and conditions of the Interconnect Agreement, the TSAs, and Transporter’s GTs&Cs and SOCs, as applicable. Notwithstanding any expiration or termination of this Precedent Agreement, for any reason, the rights and obligations of each Party that, by their nature, survive such termination or expiration, including but not limited to those regarding limitation of liability, shall each survive the expiration or termination of the Precedent Agreement to the extent necessary to give effect to any other surviving provision, and each Party will be liable for all of its accrued obligations hereunder up to and including the date on which the expiration or termination becomes effective.

5.	Representations and Warranties. Each Party represents and warrants, on its own behalf, that:

(a)     it is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation and has full power to (i) execute and deliver this Precedent Agreement and, (ii) perform this Precedent Agreement;

(b)     all consents, licenses, clearances, authorizations and approvals of, and registrations and declarations with, any governmental authority or regulatory body necessary for the due execution and delivery by it of this Precedent Agreement have been obtained and remain in full force and effect and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution and delivery of this Precedent Agreement;

(c)     except as otherwise expressly set forth herein, its execution, delivery and performance of this Precedent Agreement has been duly authorized by all necessary company or corporate and governmental action and does not contravene any provision of law or of its constitutional documents or any contractual restriction binding on it or its assets;

(d)     it is legally bound by the terms of this Precedent Agreement and the terms of this Precedent Agreement are enforceable against it in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and

(e)     in connection with this Precedent Agreement and the activities contemplated herein, such Party will not take any action, or omit to take any action, that would (i) cause that Party or the other Party to be in material violation of any Applicable Law applicable to that Party, or (ii) cause that Party or the other Party to be in violation, whether by virtue of the Party’s jurisdiction of incorporation or conduct of its business operations, of any Applicable Law applicable to such Party, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar statute, regulation, order or convention binding on such Party, as each may be amended from time to time, and including any implementing regulations promulgated pursuant thereto.

6.

Confidentiality. The substance and terms of this Precedent Agreement are confidential. Either Party may disclose the substance and terms of this Precedent Agreement to directors, officers, employees, representatives, agents, consultants, contractors, attorneys, auditors, lenders (and any lender’s independent engineer), and bona fide potential investors in or assignees of the disclosing Party or its Affiliates (collectively, “Representatives”), who have a need to know the terms of this Precedent Agreement and who have agreed to be bound by the confidentiality obligations of this Precedent Agreement. Customer and Transporter agree not to disclose or communicate, and shall cause their respective Representatives not to disclose or communicate, the substance or any of the terms of this Precedent Agreement to any other person, entity, firm, or corporation without the prior written consent of the other Party; provided that either Party may disclose the substance or terms of this Precedent Agreement as required by law, order, rule or regulation of any duly constituted governmental body or official authority having jurisdiction, subject to the condition that the disclosing Party first give the other Party [***] notice of same, or as much notice as possible under the circumstances, so that a protective order or other protective arrangements may be sought. Notwithstanding the foregoing, the Parties acknowledge that either Party may file a copy of this Precedent Agreement, or any of the agreements contemplated to be executed hereunder, with any governmental authority in connection with the application for any approvals related to the subject matter hereof and, if so, will request confidential treatment of the Precedent Agreement and/or any of the agreements contemplated to be executed hereunder, as applicable; provided that either Party may file information with any such regulatory authorities in a public manner disclosing the content of this Precedent Agreement, and/or any of the agreements contemplated to be executed hereunder, as applicable, as necessary or desirable in furtherance of other regulatory proceedings (or appeals thereof). Either Party may individually determine that such Party may be required to disclose to the Securities and Exchange Commission in one or more required filings certain matters pertaining to the execution of this Precedent Agreement by the Parties and/or any of the agreements contemplated to be executed hereunder. The Parties will cooperate in the issuance of any press release or other public statement to be issued contemporaneously with or after the execution of this Precedent Agreement, by means of providing any such press release or statement to the other Party in advance of the issuance of such press release or statement, allowing the other Party the opportunity to review and approve the proposed press release or statement before its issuance by the other Party, such approval not to be unreasonably withheld. The confidentiality requirements set forth in this Section 6 shall not apply to any agreement, or any specific provision of such agreement, that is otherwise subject to the confidentiality requirements of this Section 6, to the extent that such agreement, or such specific provision of such agreement, as applicable, has been made public in a manner that does not violate the provisions of this Section 6, and is not otherwise subject to a protective order or other protective arrangement. The provisions of this Section 6 are in addition to any other non-disclosure agreement in effect between the Parties and to the extent of any inconsistency the provision of this Section 6 shall prevail.

7.

Notices. All notices and other communications to Transporter or Customer may be given by electronic mail, facsimile transmission, or be hand delivered or sent by courier or overnight mail to such Party at its respective email address, fax number, or address as set forth below:

All notices and communications to Transporter shall be sent to:

[***]

[***]

All notices and communications to Customer shall be sent to:

[***]

with a copy to:

[***]

Either Party may change its designee, address, and any other information applicable to its receipt of notices and communications hereunder by providing written notice of such change to the other Party in any manner set forth in this Section 7.

8.	Assignment.

8.1     Except as set forth in this Section 8, neither Customer nor Transporter may assign any of its rights or obligations under this Precedent Agreement without the prior written consent of the other Party hereto, provided such consent shall not be unreasonably withheld, conditioned, or delayed. Any assignment in violation of this Section 8 shall be void ab initio.

8.2     Any company which succeeds by purchase, merger, or consolidation of title to the properties, substantially as an entirety, of Transporter or Customer, will be entitled to the rights and will be subject to the obligations of its predecessor in title under this Precedent Agreement.

8.3     Any Party to this Precedent Agreement may assign this Precedent Agreement and its rights hereunder as security for indebtedness, and each Party hereby agrees to timely execute and deliver such documents and certificates as are reasonably requested by the assigning Party or its lenders, or any agent or trustee therefor, in connection with any such collateral assignment.

8.4     Transporter may assign this Precedent Agreement to any entity that is an Affiliate of Transporter and that owns and operates the Nueces Header and the Brownsville Pipeline.

9.

Effect of Agreement and Modification. This Precedent Agreement will inure to the benefit of and be binding upon both of the Parties. This Precedent Agreement and its attachments, when executed, supersede and replace all prior agreements and understandings, whether oral or written, with respect thereto. The Parties agree that the execution of this Precedent Agreement or the exhibits does not supersede and is without prejudice to any rights or obligations the Parties have to each other under separate and distinct agreements. No modification of the terms and provisions of this Precedent Agreement will be made except by the execution of written amendments by Transporter and Customer.

10.

No Third-Party Beneficiary. Except as expressly provided for in this Precedent Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person not a Party hereto any rights, remedies or obligations under or by reason of this Precedent Agreement.

11.

No Presumption. Each and every provision of this Precedent Agreement shall be considered as prepared through the joint efforts of the Parties and shall not be construed against either Party as a result of the preparation or drafting thereof. It is expressly agreed that no consideration shall be given or presumption made on the basis of who drafted this Precedent Agreement or any specific provision hereof.

12.

Interpretation. The recitals and representations appearing first above are hereby incorporated in and made a part of this Precedent Agreement. References in this Precedent Agreement to section and/or paragraph numbers refer to sections and/or paragraphs of this Precedent Agreement unless otherwise indicated. The headings contained in this Precedent Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Precedent Agreement.

13.

Limitation of Liability. THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, SPECIAL, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR BUSINESS INTERRUPTIONS ARISING OUT OF OR IN ANY MANNER RELATED TO THIS PRECEDENT AGREEMENT, AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF OR THE SOLE, CONCURRENT OR CONTRIBUTORY NEGLIGENCE (WHETHER ACTIVE OR PASSIVE), STRICT LIABILITY (INCLUDING, WITHOUT LIMITATION, STRICT STATUTORY LIABILITY AND STRICT LIABILITY IN TORT) OR OTHER FAULT OF EITHER PARTY. THE IMMEDIATELY PRECEDING SENTENCE SPECIFICALLY PROTECTS EACH PARTY AGAINST SUCH PUNITIVE, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES EVEN IF WITH RESPECT TO THE NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF SUCH PARTY; AND ALL RIGHTS TO RECOVER SUCH DAMAGES OR PROFITS ARE HEREBY WAIVED AND RELEASED.

14.

Governing Law and Exclusive Jurisdiction; WAIVER OF JURY TRIAL. This Precedent Agreement shall be governed by, construed, interpreted, and performed in accordance with the laws of the State of Texas, without recourse to any laws governing the conflict of laws. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Precedent Agreement or for recognition or enforcement of any judgment (“Proceedings”), each Party irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas and the United States District Court for the Southern District of Texas, located in Houston, Texas; and waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum, and waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such Party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL. Each of the Parties hereto agrees that a final judgment in any such Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

15.

Non-Waiver of Rights. Except as may be otherwise provided for with respect to a particular provision, failure or delay by a Party in exercising any right, power, or privilege hereunder shall not operate as a waiver thereof, nor shall any limited or partial exercise preclude any further exercise thereof or the exercise of any further right, power, or privilege hereunder.

16.	Counterparts. This Precedent Agreement may be executed in any number of counterparts, each of which will be an original, but such counterparts together will constitute one and the same instrument.

17.

Capitalized Terms. When used in this Precedent Agreement, and unless otherwise defined herein, capitalized terms shall have the meaning set forth in Transporter’s GTs&Cs and SOCs, as applicable and as amended from time to time.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Precedent Agreement to be duly executed by their duly authorized representatives effective as of the date first written above.

Rio Grande LNG Gas Supply LLC

By: /s/ Matthew Schatzman

Name: Matthew Schatzman

Title: President

Valley Crossing Pipeline, LLC

By: /s/ Robert L. Huffman

Name: Robert L. Huffman

Title: President

EXHIBIT A

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